Hudson Technologies, Inc. and subsidiaries
                          Form 10-QSB of March 31, 1999

Exhibit 10: Contract of Sale for Environmental Support Solutions

                                CONTRACT OF SALE


     THIS  AGREEMENT  is  made  March  19,1999  between   Environmental  Support
Solutions, Inc. ("ESS"), Hudson Holdings, Inc. ("Seller") and Robert Johnson ("Purchaser").

     WHEREAS, the Seller owns and controls all of the issued and outstanding capital stock of ESS; and

     WHEREAS, the parties have determined to proceed with a transaction by which ESS will redeem some of outstanding stock owned and held by Seller, and Purchaser will acquire some of the remaining outstanding capital stock of ESS from Seller;

     NOW THEREFORE, in consideration of the mutual covenants and provisions contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, IT IS AGREED AS FOLLOWS:

1. Repurchase of Capital Stock: ESS shall repurchase at Closing (the "Repurchase") Two Thousand Six Hundred Sixty Six (2,666) shares of no par common stock of ESS from Seller (the "Repurchase Shares")for the following consideration (collectively, the "Repurchase Consideration"):

a. Promissory Note and Security Agreement made payable to the Seller, in the principal amount of $380,000, on the forms annexed hereto as Exhibits "A" and "B" to be executed and delivered to Seller at Closing; and

b. Robert Johnson shall execute the Guaranty of Payment on the form annexed hereto as Exhibit "C" to be executed and delivered to Seller at Closing. Upon a purchase of the Repurchase Shares, ESS shall cancel all certificates for and retire all of the Repurchase Shares which will be restored to the treasury of ESS as authorized and unissued shares.

2. Sale of Capital Stock: Seller hereby agrees to sell and deliver to Purchaser at Closing, and Purchaser agrees to purchase One Thousand (1,000) shares of no par value common stock of ESS (the "Purchaser Shares") for One Hundred Thousand Dollars ($100,000) (the "Purchase Consideration") payable at Closing. Seller hereby warrants that the Purchaser Shares represent Seventy Five Percent (75%) of the remaining issued and outstanding shares of the capital stock of ESS after the Repurchase.

3. Closing: The closing of the sale shall take place on or about March 19, 1999, and shall take place at a place and time to be agreed upon by the parties (the "Closing").

4.  Seller'  Representations  and  Warranties:  The Seller  makes the  following representations and warranties to Purchaser, which representations and warranties shall be true at the time of closing as though such representations and warranties were made at closing:

a. ESS is, and will be on the closing date, a corporation duly organized, validly existing, and in


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


     good standing under the laws of the State of Arizona. Copies of ESS' Certificate of Incorporation, and any and all amendments thereof to date, certified by the Corporation's Secretary, and of ESS' By-laws as amended to date, certified by the Secretary of ESS, have been delivered to Purchaser, and are true, complete and correct as of the date of this Agreement. To the best of Seller's knowledge, there is no state, other than Arizona, where the character of the properties owned by ESS, or the nature of the business transacted by ESS, require that ESS be licensed and authorized or qualified as a foreign corporation

b.   ESS has no subsidiaries.

c. The aggregate number of shares that ESS is authorized to issue is 100,000 common shares, of which 4,000 shares are issued and presently outstanding, and 25,000 shares of Series A Preferred Stock of which no shares have been issued or are currently outstanding. All such issued shares have been validly issued and are fully paid and non-assessable. ESS has no outstanding subscriptions, contracts, options, warrants, or other obligations to issue, sell, or otherwise dispose of, or to purchase, redeem or otherwise acquire any of its shares.

d. Seller now has, and at the Closing will have, valid and marketable title to the shares of stock to be sold by such Seller, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, and has full right, power and authority to enter into this agreement, and there are no other shares, or class of shares of ESS owned or claimed by any person or entity other than Seller. No change will be made in the authorized corporate shares of ESS.

e. Seller now has, and at the Closing will have, upon delivery of any payment for each share of stock, full right, power and authority, and any approval required by law to sell, transfer, assign and deliver the stock being sold by such Seller hereunder, and Purchaser will acquire valid and marketable title to all of the stock being sold by such Seller, free and clear of any liens, encumbrances, equities claims, restrictions or transfer or other defects whatsoever.

f. Seller has full power and authority to execute and deliver this agreement and to perform the obligations of the Seller hereunder; and this agreement is a legally binding obligation of the Seller in accordance with its terms.

g. The performance of this agreement and the consummation of the transactions contemplated hereby will not result (i) in a breach or violation by such Seller of any of the terms or provisions of, or constitute a default by such Seller under, (A) any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Seller is a party or by which such Seller or any of his properties is bound, or (B) any judgment of any court or government agency or body applicable to such Seller or any of his properties, or (C) to the best of such Seller's knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to such Seller or any of his properties or (ii) to the best of such Seller's knowledge, in the creation of a lien.

h. All necessary federal and state tax returns have been timely filed as required by applicable law, and all taxes shown thereon have been paid when due.

i. To the best of Seller's knowledge, ESS has good and marketable title to all of its properties and assets, real and personal, including but not limited to all computer software and programs, and other products and any patents, trademarks and/or copyrights relating thereto or to any product or service provided by ESS, subject to no mortgage, pledge, lien, encumbrance, security interest, or charge.

j. ESS will not, on the closing date, be in default in the payment of any of its obligations.

k. ESS has complied with all applicable federal and state laws relating to the employment of labor, including the provisions relating to wages, hours, collective bargaining, and the payment of social security taxes, and is not liable for any arrears of wages, or any tax or penalties, for failure to comply with any of the foregoing.

l. To the best of Seller's knowledge, ESS is, and at Closing will be, in compliance with all laws, statutes, regulations, rules and other requirements of any governmental authority applicable to it for which non-compliance could have a material adverse affect on ESS or its business. ESS has, and shall have on the date of Closing, all licenses, permits, certificates and certifications required by any and all local and state governments and governmental departments having jurisdiction over the business of ESS. There is presently no proceeding pending or the best of ESS's knowledge threatened with respect to the revocation or limitation of any of its material licenses.

m. To the best of Seller's knowledge, based in part upon the information provided by Purchaser, the unaudited financial statements of ESS on the date of Closing shall accurately show all liabilities and assets owned and controlled by ESS (excluding cash and marketable securities which shall be retained by Seller), tangible or intangible, including without limitation, accounts receivable, prepaid expenses, and inventories, together with any licenses, patents, trademarks, trade names, service marks and copyrights used in connection therewith, and all contract rights of ESS as of the date of Closing. Seller represents, to the best of Seller's knowledge, that as of the date of Closing, the liabilities of ESS will not be greater by more than $25,000, and the total assets will not be less than, the amounts shown on the balance sheet (the "Balance Sheet"). To the best of Seller's knowledge, the financial statements are true, accurate and complete in all material respects and fairly present the information in accordance with generally accepted accounting practices as of the date thereof, and, to the best of Sellers' knowledge, fairly present the financial condition of ESS as of the date thereof, and there have been no significant material or adverse changes in the financial condition since the date of that balance sheet. The foregoing financial statements do not include footnote disclosures that would be required for full conformity with generally accepted accounting practices.

n. Except for the claims of Mach II, to the best of Seller's knowledge, there is no litigation or proceeding pending, or to Sellers' knowledge threatened which Purchaser has no knowledge, against or relating to ESS, its properties, or business, nor does the Seller know or have reasonable grounds to know of any basis for any such action or of any governmental investigation relative to ESS, its properties, or business. Seller agrees that Stephen Mandracchia will represent Purchaser at no cost in the arbitration hearing with Mach II.

o. Seller represents and warrants that the transfer of its shares will not constitute a prohibited assignment or transfer of any of ESS' licenses, leases, notes or contracts, and that all of the foregoing will remain in full force and effect without acceleration as a result of this


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


     transaction.

p. Seller represents that it is fully aware of Purchaser's position as the current President of ESS and as a Director of Seller, and Seller hereby waives any and all claims and causes of action against Purchaser for any breach of fiduciary duty related to pursuing or executing the transaction set forth in this Agreement.

5. Conduct of Business Pending Closing: The Seller covenants that, pending the closing:

a.   The business of ESS will be conducted in the ordinary course;

b.   ESS shall not sell,  transfer,  assign,  encumber or place a lien on any of
     the  assets,   including   patents,   trademarks,   copyrights   and  other
     intellectual property, other than in the ordinary course of business;

c. No change will be made in the Certificate of Incorporation or the By-laws of ESS, or in the authorized corporate shares of ESS, without the prior written consent of Purchaser, except as may be necessary to implement and accomplish the terms of this agreement;

d. No dividend or other distribution or payment will be declared or made in respect of the shares of ESS, and ESS will not directly or indirectly redeem, purchase, or otherwise acquire any of such shares.

e. ESS will keep all of its inventory and other property fully insured against any loss, either by fire, other casualty, or theft, and shall maintain all existing commercial liability insurance policies, commercial automobile policies, and any other insurance policies insuring the assets, operations, employees, officers and business of ESS. If prior to the closing date the inventory or property of ESS at all or any of its facilities is totally or substantially damaged by reason of fire or other casualty, or is lost by reason of theft, Purchaser may, at its sole option, elect to terminate this agreement and all moneys previously deposited by Purchaser with the Seller shall be refunded to Purchaser and all parties shall be released from any further liability. If Purchaser elects to proceed with this sale despite such damage or loss, Purchaser shall receive the proceeds of any insurance paid by reason of such damage or loss.

f. ESS shall not default on any contract, lease or other obligation, and all debts and taxes will be paid as they become due.

g. ESS shall maintain all licenses, permits, authorizations and certifications from all applicable state, federal and local governments, and all standard industry certifications.

6. Purchaser's Representations and Warranties: Purchaser represents, covenants and warrants to Seller as follows as of the date hereof and as of the Closing:

a. Purchaser is currently a director and is the President of ESS and is fully familiar with the business, operations and financial condition of ESS and, except as expressly stated in this Agreement, is not relying on any statement or representation by Seller as to ESS's financial condition, assets, liabilities, claims, contractual obligations, past financial performance or the viability of ESS's business or business opportunities.

b. At or prior to Closing, Purchaser shall execute and deliver his resignation as Vice President and as director of Hudson Technologies, Inc., and shall deliver a written waiver of the "golden parachute" provisions of Paragraph 10 of Purchaser's Employment Agreement, dated April 23, 1996 with regard to this transaction.

c. There are no claims, demands, suits, proceedings or litigation of any kind pending or to the knowledge of Purchaser threatened toward Purchaser, and there are no unreleased or unsatisfied judgments, decrees or orders of any court or governmental authority, which involve or affect the ability of Purchaser to enter into, or to perform all obligations and covenants contained in, this agreement.

7. Assignment: This agreement may not be assigned by either party without the express written agreement of the other party, except that Seller shall have the absolute right to assign this contract to any parent or subsidiary corporation heretofore or hereafter created.

8. Conditions Precedent: All obligations of Purchaser under this agreement including each of the following conditions are, at its option, subject to the fulfillment, prior to or at the Closing:

a. The Seller' representations and warranties contained in this agreement shall be true at the time of closing as though such representations and warranties were made at closing; and

b. At Closing, Seller's representatives shall execute and deliver their resignations as directors and officers of ESS.

c. At the Closing or at a time mutually agreed upon by Seller and Purchaser, Seller shall deliver the certificates for the Purchaser Shares to Purchaser free and clear of all encumbrances, duly endorsed in negotiable form, with all Arizona required transfer stamps attached, if any, together with such other documents reasonably necessary to complete the sale, and Seller shall deliver the certificates for the Repurchase Shares to ESS free and clear of all encumbrances, duly endorsed in negotiable form, with all Arizona required transfer stamps attached, if any, together with such other documents reasonably necessary to complete the Repurchase. Provided, however, Purchaser and ESS shall hold the Purchaser Shares and the Repurchase Shares in trust for the benefit of Seller until Seller receives the balance of the Purchase Consideration and the Repurchase Consideration.

d. Seller agrees that the options for shares of stock in Hudson Technologies, Inc. ("Options") granted to Purchaser, Steve Ehrlich, Larry Hays and Mark Yates (collectively, "Option Holders") shall survive the Closing and shall vest according to the original terms governing the Options as if the Option Holders remained employed by Hudson Technologies, Inc. For informational purposes only, Seller acknowledges that Purchaser has been granted a total of 60,000 Options and Steve Ehrlich, Larry Hays and Mark Yates have been granted 5,000 Options each.

9. Indemnification: Seller shall indemnify, defend and hold harmless Purchaser, at all times after the date of this agreement, and after the closing, against and in respect of:

a. Any liabilities of ESS of any nature, which Seller has knowledge of and Purchaser has no knowledge, whether accrued, absolute, contingent or otherwise, existing at Closing, to the extent not reflected or reserved against in full in ESS's balance sheet dated March 19, 1999, including without limitation, any tax liabilities to the extent not so reflected or reserved against, accrued in respect to, or measured by ESS's income for any period prior to, or arising out of transactions into, or any state of facts existing, prior to Closing;

b. To the extent provided by the Seller's By-laws and as permitted by applicable law, all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses asserted against Purchaser related to Purchaser's position or as a former director of Seller, including reasonable attorneys fees;

c. Any damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement, or from any misrepresentation in or commission from any certificate or other instrument furnished or to be furnished to Purchaser hereunder; and

d. All other actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing, including reasonable attorneys fees.

10. Brokers: The parties represent and warrant to each other that they have not retained or otherwise dealt with any broker or other intermediary to whom any fees or payments are due on account of the transaction, and each agree to indemnify and hold the other harmless on account of any such fees that may be incurred.

11. Right of Redemption: From the date of Closing until September 30, 1999, ESS shall have the right to redeem up to one hundred (100) of Seller's remaining shares of no par value common stock of ESS at a price of $526.95 per share for the purpose of issuing said shares to current ESS employees. Until March 31, 2000, ESS shall have the right to redeem some or all of Seller's remaining 334 (or so many of the shares that have not already been redeemed by ESS) shares of no par value common stock of ESS (the "Remaining Shares") for $720.00 per share or $240,480 (if all 334 shares are redeemed at $720 per share) for all of the Remaining Shares (the "Redemption Consideration").

     After the Closing, the Remaining Shares will be evidenced by a stock certificate ("Certificate") which shall bear a legend stating that the Remaining Shares are subject to a right of redemption until March 31, 2000.

12.  Survival  of  Representations:   All  representations  and  warranties  and
agreements shall survive the Closing and any examination or investigation at any time made by Purchaser.

13. Entire Agreement: This agreement constitutes the entire agreement between the parties. Any representation, warranty, or covenant made by Seller that is not set forth in this agreement is not binding upon Seller.

14. Binding on Assigns: This agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, heirs and assigns of the parties.

15. Notices: All notice, requests, demands, and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered or mailed first class, postage prepaid to the respective parties at the following addresses:

A.   To Purchaser:            Robert Johnson
                              Environmental Support Solutions, Inc.
                              210 N. Center, Suite 101
                              Mesa, Arizona  85201

     With a copy to:          Jeff Padden, Esq.
                              Bonn, Luscher, Padden & Wilkins
                              805 N. Second Street
                              Phoenix, Arizona  85004


B.   To Sellers:              c/o Hudson Technologies, Inc.
                              275 North Middletown Road
                              Pearl River, New York  10965


16. Construction: This agreement shall be construed in accordance with the laws of the State of Arizona.

17. Waiver: Any waiver by either party of any breach of any term or condition of this agreement shall not be deemed a waiver of any other breach of such term or condition, nor shall the failure of either party to enforce such provision constitute a waiver of such provision or of any other provision, nor shall such action be deemed a waiver or release of any other party for any claims arising out of or connected with this agreement.

18. Board of Directors: For so long as Seller owns any of the common stock of ESS, Purchaser and Seller agree that Seller shall have the right to nominate and elect one (1) director to the ESS board of directors at any time that the number of directors of ESS exceeds two (2).

                            [SIGNATURES ON NEXT PAGE]


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     IN WITNESS  WHEREOF the parties have duly  executed  this  agreement on the date first written above.


                                        ENVIRONMENTAL SUPPORT SOLUTIONS, INC.



By: /s/  Robert Johnson
   ------------------------------
                                        Robert Johnson, President



                                        ROBERT JOHNSON

                                        /s/  Robert Johnson
                                        ----------------------------------------
                                                     Robert Johnson



                                        HUDSON HOLDINGS, INC.



                                        By: /s/ Stephen  P. Mandracchia
                                            ------------------------------------
                                        Print Name: Stephen  P. Mandracchia
                                                   ----------------------------
                                        Title: Executive Vice President
                                              ----------------------------------

                                    EXHIBIT A

                         NON-NEGOTIABLE PROMISSORY NOTE


$380,000.00                                                      March 19, 1999



     Environmental Support Solutions, Inc., 210 N. Center, Suite 101, Mesa, Arizona 85201 (the "Maker") promises to pay to HUDSON HOLIDNGS, INC., 275 North Middletown Road, Pearl River, New York 10965 (the "Payee"), the principal sum of Three Hundred Eighty Thousand and 00/100 ($380,000.00) Dollars on or before March 1, 2006(the "Maturity Date").

     1. The entire principal amount under this Note shall bear interest at an annual rate of six (6.00%) percent. Payments under this Note shall be made as follows:

     a. No payments are required under this Note during the period from March 19, 1999 through December 28, 1999, and all interest on the principal amount shall accrue during the period and will be added to the principal amount as of December 28, 1999.

     b. The entire principal amount will be repaid in Seventy-Two (72) equal monthly payments of principal and interest, each payment being due on the 1st day of each month commencing on January 1, 2000 except that the first payment shall be due on December 28, 1999 instead of January 1, 2000.

     c. The entire remaining unpaid principal, any interest and any other amounts which may be due under this Note will be paid on or before December 1, 2005.

     The Maker shall pay a late charge, equal to five (5%) of any overdue payment, in the event that the Payee has not received the full amount of any monthly payment by the end of fifteen (15) calendar days after the date it is due. All or any part of the unpaid principal amount of this indebtedness may be prepaid at any time without penalty.

     All payments, including any prepayment, shall be applied first to interest and any other charges which may be due under this Note before being applied to principal. Payments shall be made to the Payee at 275 North Middletown Road, Pearl River, New York 10965, or at such other address as the Payee may designate.

     2. The Payee may declare the full amount of this Note, to be immediately due and payable upon the Maker's default. The following shall constitute default:

     a. The Maker's failure to make any payment due under this Note on the date it is due which default has not been cured within thirty (30) days after the receipt of written notice from the Payee. However, if the default is of a type that can not reasonably be cured within thirty (30) days, and Maker is diligently working to cure said default, then Maker shall have a reasonable time thereafter to cure said default;

     b. The Maker's failure to keep and perform all promises, agreements, conditions and provisions of this Note;

     c. The Maker's default under Security Agreement executed simultaneously herewith and granted by the Maker to the Payee as additional security for the promises made in this Note, which default is not cured within the time period specified in the Security Agreement.

     d. The Maker makes a general assignment for the benefit of creditors, or files a voluntary petition in bankruptcy, or a petition for reorganization under the bankruptcy laws, or if an involuntary petition in bankruptcy is filed against any obligor and not dismissed within sixty (60) days; of if a receiver or trustee is appointed for all or any part of the property and assets of any obligor.

     Upon such default, in addition to the unpaid principal amount of this indebtedness, the Maker will be liable to the Payee for interest at the rate of twelve (12%) per cent per annum from the date of such default, together with all expenses incurred by the Payee in connection with such default or the collection of this indebtedness including, without limitation, the Payee's reasonable attorneys' fees.

     3. Upon default in the making of any of the payments due under this Note, the Payee does not have to present this Note, demand payment or protest.

     4. Delay or failure on the part of the Payee to assert any right or take any action hereunder will not be deemed a waiver thereof or a waiver of any default by the Maker.

     5. This Note shall be governed and construed in accordance with the laws of the State of Arizona.


                                        Environmental Support Solutions, Inc.


                                        By  __________________________________
                                            Robert Johnson, President

                                    EXHIBIT B

                               SECURITY AGREEMENT


     This Security Agreement ("Agreement") is made and entered into as of this 19th day of March, 1999 by and among Robert Johnson ("Johnson"), Hudson Holdings, Inc., a Nevada corporation ("Secured Party"), and Environmental Support Solutions, Inc., an Arizona corporation (the "Company").

                                    RECITALS

     WHEREAS, pursuant to the terms of that certain Contract of Sale (the "Contract") of even date herewith by and among Company, Johnson and Secured Party, Johnson has purchased from Secured Party One Thousand (1,000) shares of common stock in the Company and such capital stock has been reissued in the name of Johnson (the "Stock"); and

     WHEREAS, Company has repurchased from Secured Party, Two Thousand Six Hundred Sixty Six (2,666) shares of the common stock in the Company and such stock has been retired and returned to the treasury of the Company. In consideration therefore, Company has agreed in the Contract to make payments to the Secured Party pursuant to a promissory note in the amount of Three Hundred Eighty Thousand Dollars ($380,000.00) (the "Note") under the Contract; and

     WHEREAS, Johnson has agreed to grant to Secured Party a security interest in and to the Stock as security for the payment of the Note;

     WHEREAS,   Johnson  has  executed  a  personal   guarantee   for  Company's
obligations under the Note in consideration of the Contract, the Note and this Security Agreement; and

     WHEREAS, the Secured Party would not have entered into the Contract but for the execution of this Agreement by the Johnson.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto hereby agree as follows:

     1. Recitals. The foregoing recitals are incorporated herein as a part of this Agreement.

     2. Security. Johnson delivers, and grants to Secured Party a security interest in the Stock represented by Certificate No.__of Environmental Support Solutions, Inc. (the "Certificate") together with all Stock Rights and any other shares in the Company issued at any time to Johnson and the proceeds thereof. The Certificate, along with a stock power duly executed in blank by Johnson (the "Stock Power"), shall be delivered to Secured Party following the execution of this Agreement for the benefit of Secured Party. The Certificate, Stock Rights, additional stock, and the Stock Power shall individually and collectively be referred to as the "Collateral".

     3. Obligations Secured. Johnson grants to Secured Party a security interest in the Stock to secure the performance of all of Company's obligations under the Note and the Contract.


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


     4. Secured Party. Secured Party shall hold all Collateral as security upon the terms and conditions herein and shall not encumber or dispose of the Collateral or an interest therein, except in accordance with the provision hereof.

     5. Voting Rights; Ownership. So long as Company has not been notified by Secured Party in writing that it is in default of the Note or the Contract, Johnson shall retain all incidents of ownership in the Collateral, and Johnson shall have the right to vote the Collateral without restriction except as to those restrictions herein contained. Neither the Collateral, nor any interest therein, nor the bulk of assets of the Company, may be (i) sold, consigned, pledged, hypothecated or conveyed other than in the ordinary course of business or to secure a working capital loan not to exceed $150,000 or (ii) subordinated to any sale, consignment or conveyance, without the advance written consent of the Secured Party. Notwithstanding anything to the contrary herein, Company shall have the right to issue additional shares of stock in the Company to a third party investor in an arms length transaction.

     Company and Johnson jointly covenant and agree that the Stock and other Collateral shall not be voted to permit the issuance of additional shares of stock in the Company, to merge the Company with any other entity, to engage in any corporate reorganization of the Company, to liquidate the Company or to take any other action which would dilute in any manner the interest in Company which is represented by the Collateral without the written consent of Secured Party. Notwithstanding the foregoing, the Company shall have the right to issue and sell additional shares of stock in the Company to an unrelated and unaffiliated third-party investor in an arms length transaction that will not result in any change in ownership of the Company, as that term in defined in paragraph "8 (e)" below.

     6. Dividends. So long as Company is not in default of the Note, the Contract, or this Agreement, all cash dividends, distributions and payments of every nature with respect to the Collateral (a "Dividend") shall be paid to Johnson. No Dividend shall be paid at any time, or accepted by Johnson, if the payment would cause Company to be in default of any obligation to which it is a party or would render Company insolvent or unable to conduct its business as theretofore conducted or would cause the Company to have less than $150,000 in cash in the Company for working capital.

     7. Adjustments. Johnson and the Company agree that no additional shares, warrants, options, or rights to stock in the Company shall be issued to Johnson without Secured Party's prior written consent. In the event of any stock issuance, stock split, stock dividend or issuance of rights, warrants or options relating to the Stock or other Collateral (collectively and individually "Stock Rights") during the term of this Agreement, said Stock Rights and any and all new shares or other securities of the Company acquired by Johnson thereby or upon exercise of such rights shall be delivered to Secured Party by the Company and Johnson to be held as Collateral in the same manner as the shares originally secured by this Agreement. In the event the Company effects a share classification or readjustment, any additional or substituted shares issued to or in the name of Johnson shall be delivered to Secured Party by Company to be held as Collateral in the same manner and for the same purposes as the Stock originally secured by this agreement.

     8. Default. The following shall constitute a default under this agreement:

     (a) The default of Company in any of the obligations of the Note, which default has not been cured within thirty (30) days after the receipt of written notice from the Secured Party.

          However, if the default is of a type that can not reasonably be cured within thirty (30) days, and Company is diligently working to cure said default, then Company shall have a reasonable time thereafter to cure said default;

     (b) Any material representation, warranty or statement of fact made by Johnson or Company to Secured Party shall, when made or deemed made, prove inaccurate or materially misleading;

     (c) Any judgment or judgments aggregating in excess of $75,000 or any injunction or attachment is obtained against Johnson or Company which remains unstayed for a period of twenty (20) days or is enforced;

     (d) Any change in the president and chief executive officer or any change in the controlling ownership of the Company. For purposes of this provision, a change in ownership or control occurs: (i) when any person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company's then outstanding voting securities, or such lesser amount as is sufficient to obtain controlling interest in the Company or (ii) the sale, transfer and/or assignment of a substantial portion of the assets of the Company;

     (e) Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by Johnson or by Company, or is filed against Borrower or against ESS and is not dismissed within thirty (30) days of filing;

     (f) The indictment of Company or Johnson under any criminal statute, or commencement of criminal or civil proceedings against Company or Johnson or any guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Company or Johnson;

     (g) The default of Company or Johnson in any of their obligations under the Contract or this Security Agreement, which default has not been cured within thirty (30) days after the receipt of written notice from the Secured Party. However, if the default is of a type that can not reasonably be cured within thirty (30) days, and Company is diligently working to cure said default, then Company shall have a reasonable time thereafter to cure said default.

     Secured Party shall notify Johnson in writing of any default hereunder. In the event Company or Johnson do not cure any such default within thirty (30) days after receipt of written notice ( if the default is of a type that can not reasonably be cured within thirty (30) days and Company is diligently working to cure said default, Company shall have a reasonable time thereafter to cure said default), the Secured Party shall be deemed to be the owner of the Collateral or, in Secured Party's sole discretion, Secured Party may elect to seek its remedies under the Note. If Secured Party elects to seek its remedies under the Note, the Collateral shall be voted Sixty Percent (60%) by Secured Party and Forty Percent (40%) by Debtor until such time as either:

     i. Secured Party is paid in full under the Note, in which event this Security Agreement shall be terminated and the Collateral returned to Debtor; or

     ii. The Collateral is accepted by Secured Party as payment in full satisfaction of the obligation of Debtor to Secured Party under the Note.


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


     Notwithstanding anything to the contrary in this Agreement, if the Company disputes whether it is in default, Company shall have the right to demand binding arbitration (in accordance with the terms of the Contract) as to the issue of default only, and Secured Party's right to vote the Collateral shall be stayed until the decision of the arbitrator is issued. Pending the arbitrator's decision, no action will be taken by Company which would require a vote of Company's shareholders under the Company's bylaws. If the arbitrator's decision is not issued within 60 days following Company's demand for arbitration, Secured Party shall have the right to vote the Collateral unless and until the arbitrator issues a decision in favor of Company. Notwithstanding the foregoing, if the arbitrator's decision is not issued within 30 days following Company's demand for arbitration, Company may seek any and all available legal remedies, and the issuance of any court order related thereto shall automatically cause Company's demand for arbitration to become null and void.

     If the default by Company remains uncured within the thirty (30) day time period set forth above and Secured Party elects to retake the Collateral, in such event Johnson hereby grants Secured Party an irrevocable power coupled with an interest, for Secured Party's sole use and benefit, to exercise at any time and from time to time any and all powers with respect to all or any of the Collateral that Johnson could have exercised including, without limitation, the power to vote, sell, transfer, assign or otherwise deal in or with the Collateral, as fully and effectively as if Secured Party was the absolute owners thereof.

     Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and shall be without liability for any failure to act in connection with the collection of, or the preservation of any rights under, any of the Collateral. Secured Party shall also have the right, at its option, to accept the Collateral as payment in satisfaction of the liquidated obligations of Company to Secured Party under the Note. In this latter event, the Collateral shall be deemed liquidated damages.

     The parties acknowledge that if Company breaches its obligations under the Note, or defaults under this agreement it will cause serious and substantial damages to the Secured Party and it will be difficult, if not impossible, to prove the amount of the damages. Retention of the Collateral by Secured Party, along with the retention of any prior monies paid to Secured Party under the Contract and Note, and Secured Party's election to accept the same in satisfaction of the liquidated obligations of Company to Secured Party, is agreed to be liquidated damages and not a penalty.

     9. Notices. Any notice or demand with respect to any party hereto shall be given by personal delivery, a recognized national next-day delivery service, by certified mail return receipt requested, or by facsimile, addressed to the parties at the following addresses:

     To Secured Party:        Hudson Holdings, Inc.
                              275 North Middletown Road
                              Pearl River, New York  10965
                              Attention: Stephen P. Mandracchia

     To Johnson:              Environmental Support Solutions, Inc.
                              210 N. Center, Suite 101
                              Mesa, Arizona  85201

     with a copy to:          Bonn, Luscher, Padden & Wilkins
                                       805 N. Second Street
                              Phoenix, Arizona 85004
                              Attention: Jeff Padden

or at such other addresses as any party hereto may give by written notice to the other. Notices shall be deemed to have been received (i) as of the date of delivery to the recipient in the case of personal delivery; (ii) one day after delivery to a national next-day delivery service company; (iii) three days after mailing; or (iv) as of the date of acknowledged receipt by telecopier transmission.

     10. Construction and Successors. Except as otherwise provided herein and in the Contract, or this Agreement:

          (a) covers the entire understanding of the parties hereto, superseding all prior agreements or understandings relating to any of the subject matters hereof, and no modification or amendment of its terms and conditions shall be effective unless in writing and signed by the parties or their respective duly authorized agents;

          (b) inures to the benefit of, and is binding upon, the successors, assigns, distributees and personal representatives of the parties hereto;

          (c) shall not be interpreted by reference to any if the titles or headings to the paragraphs of this Agreement, which have been inserted for convenience purposes only and are not deemed a part hereof;

          (d) may be executed in one or more counterparts, all of which together shall be deemed to constitute one and the same instrument;

          (e) shall be construed by the actual gender and/or number of person, persons, entity and/or entities referenced herein, regardless of the gender and/or number used in such reference; and

          (f) shall be fully enforceable and effective as to the partied hereto as to its remaining provisions in the event any provision is held to be invalid, illegal or unenforceable.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                              Hudson Holdings, Inc. (Secured Party)

                              By _______________________________________________
                              Its  _____________________________________________


                              __________________________________________________
                              Robert Johnson



                              Environmental Support Solutions, Inc. (Company)

                              By _______________________________________________
                                 Robert Johnson, President

                                    EXHIBIT C


                               GUARANTY OF PAYMENT
                            TO HUDSON HOLDINGS, INC.


     The undersigned Guarantor hereby acknowledges that Hudson Holdings, Inc. ("Hudson") would not have entered into the Contract of Sale, Promissory Note and Security Agreement dated March 19, 1999, unless Guarantor guaranteed the performance of Environmental Support Solutions ("ESS") under the Non-Negotiable Promissory Note. The undersigned Guarantor also requested Hudson to enter into the Contract of Sale, Promissory Note and Security Agreement, and Guarantor acknowledges that he has a substantial interest in ensuring compliance by ESS of its obligations under the Promissory Note and , therefore enters into this Guaranty of Payment.

     The undersigned Guarantor does hereby personally guarantee to Hudson, the full and timely payment of all sums and amounts due and owing to Hudson under that certain Promissory Note dated March 19, 1999 (the "Note") from ESS made payable to Hudson. Hudson may enforce this Guaranty against Guarantor directly to the fullest extent permitted by applicable law, without requiring Hudson to exercise, enforce or exhaust any rights or remedy against ESS, provided that Hudson may not enforce this Guaranty against Guarantor until thirty (30)
business days following written demand received by Guarantor and ESS of a default under the Note.

     This Guaranty shall remain in full force and effect against Guarantor until the debt evidenced by the Note due and owing to Hudson has been fully paid or satisfied. The obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by any amendment or modification of or supplement to the Note or any extension of time which may be granted for payment or performance of any of obligations under the Note or related documents.

     Any notice required under this Guaranty shall be made in accordance with the provisions set forth in that certain Security Agreement, dated March 19, 1999, by and between Guarantor, ESS and Hudson.

     This Guaranty shall be construed in accordance with the laws of the State of Arizona, excluding its choice of law provisions, and the laws of the United States of America.



__________________________________      Date: __________________________________
Robert Johnson



STATE OF ARIZONA    )
                    )
County of Maricopa  )

     On March 19, 1999, before me personally came Robert Johnson, to me known, and known by me to be the individual described in the foregoing Guaranty of Payment, and duly acknowledged to me that he executed the same.



                                        ________________________________________
                                                      Notary Public


My Commission Expires

__________________________________



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